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                                  EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Form S-3 Registration Statement of Topro, Inc. of our report dated October 4, 1996, accompanying the consolidated financial statements of Topro, Inc. also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP
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HEIN + ASSOCIATES LLP

Denver, Colorado
November 26, 1996